EXHIBIT 99.1

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amended and Restated Employment Agreement (this “Agreement”) is entered into by and between WELLPOINT HEALTH NETWORKS INC. (the “Company”) and LEONARD D. SCHAEFFER (“Executive”) effective December 31, 2002 (the “Effective Date”).

RECITALS:

A.            Executive and the Company previously entered into that certain Employment Agreement effective January 22, 1997, as amended (the “Prior Agreement”).

B.                                     Executive and the Company desire to amend and restate the Prior Agreement.

C.                                     Effective as of the date hereof, Executive and the Company hereby agree that the terms of this Agreement shall supersede, in its entirety, the terms of the Prior Agreement.

D.                                    Executive and the Company further agree that this Agreement shall govern, in all respects, the terms of the employment of Executive by the Company.

E.                                      Executive is currently the Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of the Company.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.     Employment.  The Company agrees to continue to employ Executive and Executive agrees to continue in the employ of the Company on the terms and conditions hereinafter set forth.

2.     Position.  Executive shall serve as the Chairman of the Board and Chief Executive Officer of the Company.

3.     Duties.  Executive shall have all rights, powers and duties now vested in, and consistent with, the office of the Chairman of the Board and Chief Executive Officer of the Company under the current Bylaws of the Company, and shall report directly to the Board.

Executive is required to devote his substantial productive time and effort full-time and exclusively for the benefit of the Company and shall not engage in any other employment (including consulting services) without the express written approval of the Board.  Notwithstanding the foregoing, Executive may devote reasonable time to the supervision of his personal investments, activities involving charitable organizations, limited teaching, speaking and writing engagements, service on advisory panels, and the acceptance of honoraria or reimbursement for travel and incidental expenses associated with such activities.  Service on the board of directors of any for-profit entity may be undertaken only with the approval of the Board and any such service which was approved prior to the Effective Date shall continue to be approved as of the Effective Date.

4.     Term.

The term of this Agreement shall commence on the Effective Date and end on December 31, 2007, unless otherwise sooner terminated as herein provided.

5.     Compensation.

a.     Base Salary and Incentive Compensation.

(i)                                               The Company shall pay Executive a base salary (“Base Salary”) at an annual rate of $1,260,000.  The Board or Compensation Committee shall review and consider appropriate adjustments to Executive’s Base Salary and other compensation as the Board or Compensation Committee deems appropriate in its sole discretion, provided, however, that the Base Salary of Executive shall not decrease from any previous level.

(ii)                                            Executive shall be entitled to earn targeted bonuses with respect to each year of the term of this Agreement during which Executive is employed under this Agreement, beginning with the plan year that commenced on January 1, 2002, of at least 135% of Base Salary.  In determining the amount of the target bonus, the Board or the Compensation Committee thereof shall review annually the performance of Executive and a written copy thereof shall be forwarded to Executive.  Executive’s performance shall be evaluated based upon mutually approved written criteria to be developed jointly by the Board and/or Compensation Committee and Executive.  Unless Executive expressly agrees otherwise, he shall be eligible to participate in the Company’s current long- and short-term incentive programs (including the Company’s stock option plan) and any other incentive programs hereafter established for senior officers of the Company (subject to such modifications to such programs as the Compensation Committee shall determine to be necessary and appropriate to preserve deductibility of bonus amounts) at participation levels determined each calendar year in connection with Executive’s annual performance review.

b.             Medical and Dental Coverage.  The Company shall provide full medical and dental coverage for Executive and his family based on the programs in effect from time to time for senior officers of the Company.  The Company shall pay all premiums for such coverage for the term of this Agreement and any extensions.  This coverage shall also be provided following termination of Executive’s employment, in certain circumstances, in accordance with the provisions of Sections 7 and 8, which provisions shall not bar Executive or his dependents, after the periods of time set forth therein, from receiving such benefits as are allowable under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor section (“COBRA”).  Executive shall remain eligible for retiree health benefits on terms no less favorable to Executive than those provided by the Company to Executive as of the date hereof, including Executive’s “grandfathered” right to retiree benefits and current cost arrangements.

c.     Life Insurance.  The Company shall provide to Executive for the term of this Agreement and any extensions life insurance in an amount totaling three times Executive’s then current Base Salary; which obligation may be satisfied in whole or in part by life insurance coverage provided through one or more individual policies of insurance or through Company-paid coverage under the Company’s life insurance programs for employees or executives generally.

d.     Long-Term Disability.  The Company shall provide to Executive for the term of this Agreement and any extensions long-term disability benefits at an annual level equal to Executive’s then current Base Salary, which obligation may be satisfied in whole or in part by payment of salary continuation, disability insurance coverage under one or more individual disability insurance policies the premiums of which are paid by the Company, through Company-paid coverage under the Company’s disability insurance programs for employees or executives generally and/or, if necessary self-insurance.  Such benefits shall begin upon disability (that prevents Executive from performing his duties as Chairman and Chief Executive Officer) and shall continue until at least age 65 (or if earlier, the date that such disability ceases).  However, if Executive begins to receive retirement benefits under the Amended and Restated Special Executive Retirement Plan (formerly known as the Excess Benefit Plan for Leonard D. Schaeffer), effective as of the Effective Date and as hereafter amended (the “SERP”), the Company’s obligation to provide disability benefits shall be reduced by the amount of such retirement benefits.  If any long-term disability policy through which the Company satisfies its obligations hereunder does not provide for such a reduction, then to the extent necessary to prevent the payment of disability payments in excess of Company’s obligation hereunder, any benefits that continue to be paid from such policy after retirement benefits begin under the SERP shall be in satisfaction on a dollar-for-dollar basis of the Company’s obligation to provide retirement benefits under the SERP.

e.     Retirement and Deferred Compensation Programs.  Executive shall be entitled to participate in any existing retirement or deferred compensation programs or other existing employee benefit programs (other than any severance pay programs, including the Company’s Officer Change-in-Control Plan) of the Company on the Effective Date and shall also be entitled to participate in any such programs established in the future.  For this purpose any split-dollar life insurance arrangement maintained for Executive shall not be deemed to be a severance benefit.  The Company shall continue to perform its obligations, including funding obligations, under the SERP (as defined in (d) above).

f.      Automobile and Club Memberships.  During the term of this Agreement and any extensions thereof, the Company shall lease for Executive’s benefit one automobile every three (3) years comparable to the automobile leased for Executive’s benefit by the Company during 2001.  The Company shall pay all operating, maintenance and insurance expenses in connection therewith.  The Company shall pay for up to three memberships in luncheon, professional or athletic clubs of Executive’s choice.

g.     Financial Counseling.  The Company shall provide financial, legal and/or tax counseling services to Executive or, at his request, reimburse him for such services provided by the provider of his choice, at a cost not to exceed $10,000 in each calendar year of this Agreement, plus a tax gross-up for any imputed income to Executive resulting from such benefit according to the methods used by the Company to determine such gross-up as of the date hereof.  This shall be in addition to the financial and/or tax counseling, if any, available to Executive under a standard program maintained by the Company for senior officers of the Company.

h.     Vacation.  Executive shall be entitled to paid vacation of four weeks per calendar year and any other holiday, sick leave and time off benefits per existing Company policy, with payment for unused vacation to be made consistent with Company policy for other employees.

i.      Special Bonus. In order to assist Executive in paying income taxes with respect to performance based compensation earned by Executive under this Agreement, the Company shall pay Executive a special one-time bonus of $2,000,000 (the “Special Bonus”) on February 10, 2003 if Executive is employed by the Company on such date, provided that upon Executive’s termination of employment with the Company prior to such date by reason of Executive’s death, Disability, involuntary termination without Cause, or Constructive Termination, the Company shall pay Executive (or his estate, in the event of his death) the Special Bonus within 5 business days after the date of such termination.

6.     Expenses and Indemnification.

a.     Expenses.  Executive is authorized to incur and shall be reimbursed in full for all reasonable expenses incurred in promoting and conducting business of the Company, including expenses for entertainment, travel, business and professional association dues, and similar items.

b.     Indemnification.  Executive shall have the benefit of indemnification to the fullest extent permitted by applicable law, which indemnification shall continue after the termination of this Agreement for such period as may be necessary to continue to indemnify Executive for his acts during the term hereof to the fullest extent permitted by applicable law.  The Company shall cause Executive to be covered by the policy or policies of directors and officers liability insurance covering any director or officer of the Company from time to time.  The Company shall use commercially reasonable efforts to cause directors and officers liability insurance policies covering directors and officers of the Company to be maintained throughout the term of Executive’s employment with the Company and for such period thereafter as may be necessary to continue to cover acts of Executive during the term of his employment (provided that the Company may substitute therefor, or allow to be substituted therefor, policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to Executive than to any other director or officer in any material respects).

7.     Termination of Agreement Before Expiration of Term.

This Agreement shall terminate prior to the expiration of its term only upon the occurrence of any one of the following events:

a.     Mutual Agreement.  This Agreement may be terminated by mutual agreement between the Board and Executive upon such terms as the Board and Executive shall agree.

b.     Death.  This Agreement shall terminate upon the death of Executive.  In such case, Executive’s estate or, as appropriate, his designated beneficiary shall be entitled to (i) the Executive’s earned but unpaid Base Salary through the date of termination, any accrued but unpaid vacation and any bonus required to be paid to the Executive pursuant to Section 5(a)(ii) above for any fiscal year that ends on or before the date of termination to the extent not previously paid (the “Accrued Obligations”); (ii) a prorata portion of any bonus that he would otherwise have received for the year of termination (the “Prorata Bonus”); (iii) the Special Bonus if it has not yet been paid; (iv) continuation of the Company-provided medical and dental coverage described in section 5.b. for forty-eight (48) months following termination (or, if longer, to Executive’s spouse until such time as she remarries, and to Executive’s children until their twenty-third birthday or, if enrolled in a junior college, college or university, until their twenty-sixth birthday); and (v) such other benefits as are determined in accordance with the Company’s employee benefit plans.

c.     Disability.  If Executive has become so physically or mentally disabled as to have been incapable of satisfactorily performing the duties of the office of the Chairman of the Board and Chief Executive Officer for a period of one hundred eighty (180) consecutive days (“Disability”), either Executive or the Company may, by written notice to the other, elect to terminate this Agreement.  In such case, Executive shall be entitled to (i) the Accrued Obligations; (ii) the Prorata Bonus; (iii) the Special Bonus if it has not yet been paid; (iv) continuation of the Company-provided medical and dental coverage and group life insurance described in sections 5.b. and 5.c. for forty-eight (48) months following termination (or, if longer, in the case of medical and dental coverage, for the remaining term of this Agreement); and (v) such other benefits as are determined in accordance with the Company’s employee benefit plans.  The determination of whether or not Executive is disabled shall be made by an independent physician selected by mutual consent of the Chairman of the Compensation Committee of the Board and Executive or, if appropriate, Executive’s representative.

d.     Termination for Cause.  The Company may terminate this Agreement for Cause (as defined below).  In such event, Executive shall be entitled to the Accrued Obligations and the Prorata Bonus; continuation of the Company-provided medical and dental benefits described in section 5.b. for 120 days from the date of termination; but no further compensation hereunder, except such other benefits as are determined in accordance with the Company’s employee benefit plans.  For purposes of this Agreement, “Cause” means: (i) willful misconduct with regard to the Company that has a material adverse impact on the Company, or (ii) conviction of Executive of a felony, other than a traffic violation or through vicarious liability in a case where Executive did not have knowledge of such act or failure to act or Executive’s act or failure to act was based upon the advise of counsel for the Company.

No termination for Cause shall occur under this subsection 7.d. unless Executive first shall have received a copy of the resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Board, excluding Executive, called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel for Executive, to be heard before the Board).

e.     Involuntary Termination Without Cause.  The Company may, after giving ten (10) days’ notice in writing to Executive terminate this Agreement without Cause.  In the event of such a termination, Executive shall be entitled to (i) an immediate lump sum cash severance payment equal to three times Executive’s then current annual Base Salary plus three times Executive’s then current annual target bonus compensation; (ii) the Accrued Obligations; (iii) the Prorata Bonus; (iv) the Special Bonus if it has not yet been paid; (v) a continuation for forty eight (48) months of the benefits provided under subsections 5.b. through 5.g. (relating to medical and dental benefits, life insurance, long-term disability benefits, retirement and deferred compensation benefits, financial counseling, automobile and club memberships) and subsection 6.b. (relating to indemnification); (vi) the immediate exercisability of any options granted to Executive on or after January 22, 1997; and (vii) such other benefits as are determined in accordance with the Company’s benefit plans.

f.      Voluntary Termination.  Upon ten (10) days’ written notice to the Company, Executive may terminate this Agreement for any reason other than Constructive Termination (a “Voluntary Termination”).  In such event, Executive’s Base Salary shall continue until the date of termination.  Executive shall also be entitled to (i) the Accrued Obligations, (ii) continuation of the Company-provided health and dental coverage, life insurance and disability benefits described in sections 5.b., 5.c. and 5.d. for a period of six (6) months following the date of Executive’s notice and (iii) such other benefits as are determined in accordance with the Company’s employee benefit plans.  Subsection 7.g., rather than this subsection 7.f., shall govern a Constructive Termination described therein.

g.     Constructive Termination.  If there is a Constructive Termination of Executive’s employment, Executive shall be entitled to the severance pay and other benefits described in subsection 7.e. as if this Agreement had been terminated by reason of involuntary termination without Cause.  For purposes of this Agreement, “Constructive Termination” means one or more of the following:

(i)                                               A reduction in title or offices or a material reduction in the duties, responsibilities, status, reporting responsibilities that Executive had with the Company immediately before the reduction.

(ii)                                            Reduction of the total annual cash compensation (including base salary and target bonuses) that Executive was eligible to receive from the Company and its affiliates immediately before the reduction.

(iii)                                         A change in Executive’s principal place of employment with the Company such that Executive’s one-way commute shall be increased by more than thirty-five (35) miles.

(iv)                                        After the occurrence of a Change in Control, in connection with the performance of Executive’s duties hereunder Executive is required to travel an amount that is materially more or different than that which was required prior to the occurrence of the Change in Control.

(v)                                           The failure of any successor to the Company by merger, consolidation or acquisition of all or substantially all of the business of the Company to assume the Company’s obligations under this Agreement.

(vi)                                        A material breach by the Company of its obligations under this Agreement.

(vii)                                     Executive is removed from, or not reelected to, the Board.

However, a Constructive Termination shall not be deemed to have occurred unless (i) within sixty (60) days of the occurrence that Executive deems to be a Constructive Termination, Executive shall have notified the Company in writing that he has experienced a Constructive Termination, which notice shall describe the event that he believes constitutes a Constructive Termination, (ii) the Company has not, within fifteen (15) days of receipt of such notice, corrected the circumstance that would otherwise result in a Constructive Termination and (iii) Executive terminates his employment within one hundred twenty (120) days thereafter.

h.     Additional Benefits Upon Certain Terminations of Employment.  If Executive’s employment with the Company terminates for any reason other than Cause, Executive shall be entitled to the following additional benefits, if and to the extent that such benefits would not otherwise be provided under Sections 7.b. through 7.g. above:  (i) the Accrued Obligations and the Prorata Bonus, (ii) transfer to Executive of full title and ownership of the automobile then provided to him pursuant to Section 5.f., (iii) the financial counseling benefits referred to in Section 5.g. for the five calendar years following the year of termination (which shall include the services referred to in the first sentence thereof along with such financial and/or tax counseling then provided generally to senior officers of the Company), (iv) office space of such size consistent with that provided by companies comparable to the Company to their retired senior officers at a location determined by the Company and reasonably convenient to Executive and clerical support for a period of sixty (60) months following such termination, and (v) such other retirement benefits as are determined in accordance with the Company’s employee benefit plans.  Upon any termination of Executive’s employment with the Company for any reason other the Cause, Executive shall be entitled to retiree health benefits in accordance with his current “grandfathered” arrangement status and such right shall apply in addition to any rights to continued health coverage under specific termination sections of this Section 7.

8.     Effect of Change of Control and Excess Parachute Payments.

a.     Preservation of Rights.  In the event of a change of control of the Company, Executive shall not lose any of the rights, privileges or guarantees provided to Executive by this Agreement.  The Company, or any successor to the Company following such change of control, shall be obligated to provide all rights and benefits applicable to Executive under any plan or program of the Company, and shall, as a condition to the consummation of such change of control, agree to continue and assume all obligations to provide all such rights and benefits.

b.              Additional Benefits Upon a Change in Control.

(i)                                     Prior Bonuses and Incentive Pay.  If a Change in Control (as defined in Attachment 1, attached hereto) occurs, Executive shall be entitled to receive as soon as practicable, subject to any election to defer such amount made by Executive under a Company deferral program, any bonus or other incentive compensation for a prior completed period that was earned but remained unpaid.  To the extent possible, the determination of such amount shall be made by the Board before the Change in Control and, to the extent that this is not possible, it shall be determined as soon as practicable following the Change in Control by those continuing members of the board of directors of the continuing or successor company that were members of the Board immediately before such Change in Control, provided that if there are no such members, such determination shall be made in good faith by the new board of directors, but shall be no less than the percentage of the target bonus last previously awarded by the Board.

(ii)                                  Guaranteed Annual Bonus. If a Change in Control occurs, Executive shall be entitled to a bonus for the fiscal year in which the Change in Control occurs equal to the greatest of (i) Executive’s target bonus for such fiscal year, (ii) the average of the annual (or annualized) bonus paid to Executive for the preceding two fiscal years under the Company’s Executive Officer Annual Incentive Plan, or any successor or other similar annual incentive plan maintained by the Company or (iii) the bonus that is determined in the ordinary course under such a plan for Executive for the fiscal year in which the Change in Control occurs.  Notwithstanding the foregoing, if Executive terminates employment by reason of an involuntary termination (other than by reason of Cause, death or Disability in accordance with Section 7.c.) or Constructive Termination after the announcement of, or the execution of a definitive agreement for, a Change in Control and before the end of the fiscal year in which the Change in Control occurs, the bonus payable under this Section 8.b.(ii) shall be prorated based on Executive’s actual period of employment with the Company during the fiscal year of the Change in Control.  Any bonus payable under this Section 8.b.(ii) shall be paid in a lump sum cash payment upon the earlier of the normal time for payment under the applicable incentive plan or as soon as practicable following Executive’s termination date, provided, however, in the event Executive shall be entitled to any bonus under Section 7.e.(iii) or, by reference thereto, under Section 7.g, the bonus payable under this Section or Sections 7.e.(iii) or 7.g., whichever is paid later, shall be reduced (but not below zero) by the amount of the bonus first paid.

(iii)                               Change in Control Completion Bonus. If a Change in Control occurs, Executive shall be entitled to payment of a Change in Control Completion Bonus equal to 100% of Executive’s Base Salary and Plan Bonus (as defined on Attachment 1, attached hereto).  One-half of the Change in Control Completion Bonus shall be paid one year following consummation of the Change in Control if Executive remains employed with the Company, an affiliate or its successor through such date and the remaining one-half shall be paid two years after consummation of the Change in Control if Executive remains employed with the Company, an affiliate or its successor through such date.  Notwithstanding the foregoing, if Executive terminates employment by reason of an involuntary termination (other than for Cause, death or Disability in accordance with Section 7.c.), a Constructive Termination or expiration of the term of this Agreement on or after December 31, 2007 and before the scheduled payment date for an installment of such Change in Control Completion Bonus, he shall be entitled to receive any remaining installments at the time of such termination.  Any severance benefit to which Executive otherwise becomes entitled under Section 7.e.(i) or, by reference thereto, Section 7.g. or under Section 8.c. (i) (before any reduction for the Change in Control Completion Bonus) shall be reduced by the amount of any Change in Control Completion Bonus actually paid to Executive hereunder.

c.             Severance Benefits.  If  (x) Executive is terminated in “contemplation of a Change in Control,” (as defined in Attachment 1, attached hereto) or (y) on, or within 36 full calendar months after a Change in Control Executive is subject to a Constructive Termination or an involuntary termination (other than by reason of Cause, death or Disability under Section 7.c.), Executive shall be entitled to the following benefits:

(i)                                     a lump sum cash payment equal to three times the sum of Executive’s Base Salary then in effect and the Plan Bonus, which shall be payable as soon as reasonably practicable after Executive’s termination, provided that such amount shall be reduced by the amount of any Change in Control Completion Bonus actually paid to Executive; and

(ii)                                  outplacement services in accordance with the Company’s then current outplacement policy at a level commensurate with Executive’s position;

(iii)                               for purposes of computing Executive’s benefits under the SERP, Executive shall be deemed to have at least five years of vesting service and shall be deemed to have completed three additional years of service and deemed to be three years older than his actual age, if and to the extent beneficial to Executive thereunder;

(iv)                              a special contribution equal to the sum of the additional “annuity credits” and “matching contributions” to which Executive would have been entitled under the Company’s Pension Accumulation Plan, 401(k) Retirement Savings Program and Comprehensive Executive Non-Qualified Retirement Plan had Executive remained employed with the Company for three additional years and assuming that the amount payable to Executive under subsection (i) above was payable over such three year period and treated as eligible compensation under such plans.  The amount of such contribution shall be computed assuming Executive was eligible, and made the maximum salary deferrals and supplemental salary deferrals eligible for matching and supplemental matching contributions, under the 401(k) Retirement Savings Program and Comprehensive Executive Non-Qualified Retirement Plan, respectively.  The special contribution amount shall be paid to Executive in a lump sum cash payment as soon as practicable after Executive’s termination of employment, unless Executive is entitled to participate in the Comprehensive Executive Non-Qualified Retirement Plan, in which case the contribution shall be credited to Executive’s account under such plan as an additional fully vested amount; and

(v)                                 all Executive’s outstanding unvested options and any other equity grants shall become immediately vested.

In the event Executive is entitled to benefits under Section 7 and this Section 8.c., Executive shall receive, on a benefit by benefit basis, the greater of that particular benefit hereunder or thereunder, without duplication of any benefit.

d.     Excise Tax Gross-Up.  If any compensation under this Agreement, alone or together with other compensation payable to Executive, would constitute an excess parachute payment within the meaning of Section 280G of the Code, the Company shall pay Executive an additional amount in cash accordance with the provisions of Attachment 2, attached hereto.

9.     Arbitration.

Any disputes arising out of our in connection with this Agreement or employment of Executive by the Company which are not resolved between the Company and Executive shall be submitted to arbitration in accordance with the rules of Commercial Arbitration of the American Arbitration Association.

Any such arbitration shall take place in the city of which Executive resides at the time of the arbitration.  The arbitrator shall be a person experienced in employment and compensation of corporate business executives who is mutually acceptable to the Company and Executive.  If an arbitrator cannot be agreed upon within 15 days after a dispute is submitted to arbitration, the parties shall each select one representative who is not and has never been associated with the Company and who is not related to Executive, and these two representatives shall choose a neutral arbitrator with the qualifications described above.  If the representatives cannot reach agreement, one arbitrator with the qualifications described above shall be selected by the nearest regional office of the American Arbitration Association.

All actions and proceedings under this section shall be kept confidential and neither party shall divulge any part thereof to third parties without the prior written consent of the other party.

10.   Entire Agreement.

This Agreement, including all attachments and documents incorporated by reference herein, constitutes the entire understanding between the parties with respect to Executive’s employment with the Company, superseding all prior agreements, written or oral, concerning said employment and no representations or statements not incorporated or referred to in this Agreement shall be binding on either party.  This Agreement may not be amended except in writing by the parties hereto.

11.   Successors and Assigns.

This Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of the Company.

12.   Construction of Agreement.  This Agreement is made and entered into in the State of California and shall be construed under the laws of California, without regard to its conflict of laws rules.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Executive /s/ LEONARD D. SCHAEFFER	Company By: /s/ JULIE A. HILL
Name: Julie A. Hill Title: Chair, Compensation Committee

Attachments

ATTACHMENT 1

Definitions

                (a)           “Change in Control” shall mean one or more of the following:

                                (i)            the acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), but other than the Company or a person that directly or indirectly controls , is controlled by, or is under, control with the Company, or beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Company that results in such person or related group of persons beneficially owning securities representing 40% or more of the combined voting power of the Company’s then outstanding securities;

                                (ii)           a merger, recapitalization, consolidation or similar transaction to which the Company is a party or the sale, transfer or other disposition of all or substantially all of the Company’s assets if, in either case, the beneficial owners of the Company’s securities immediately before the transaction do not have, immediately after the transaction, beneficial ownership of securities representing at least 60% of the combined voting power of the then-outstanding securities of the surviving entity or the entity acquiring the Company’s assets, as the case may be, or a parent thereof, in substantially the same proportions as their ownership of the Company immediately prior to such transaction;

                                (iii)          a merger, recapitalization, consolidation or similar transaction to which the Company is a party or the sale, transfer or other disposition of all or substantially all of the Company’s assets if, in either case, the directors of the Company immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Company’s assets, as the case may be, or a parent thereof (for this purpose, any change in director compensation that is anticipated or pursuant to an understanding or agreement in connection with a transaction shall be deemed to have occurred at the time of the transaction); or

                                (iv)          a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members ceases by reasons of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time  the Board approved such election or nomination.

                (b)           A termination of Executive’s employment shall be deemed a termination “in contemplation of a Change in Control,” if Executive’s employment is terminated by the Company without Cause (other than death or Disability) or there is a Constructive Termination prior to a Change in Control but within 90 days prior to or at any time after a definitive agreement regarding such Change in Control is executed.

                (c)           “Plan Bonus” means and amount equal to Executive’s Base Salary multiplied by (x) multiplied by (y) where:

                                (x)            equals the percentage, for the fiscal year occurring in whole or in part during the period commencing five years before the announcement of the Change in Control and ending immediately before Executive’s termination of employment (or, if earlier and solely for purposes of determining the Completion Bonus) for which such percentage is the highest, that Executive’s target bonus for such fiscal year represents as a percentage of Executive’s Base Salary for such fiscal year; and

                                (y)           equals the greater of (A) 100% or (B) the average percentage, for the two consecutive fiscal years within the period commencing five years before the announcement of the Change in Control and ending immediately before Executive’s termination of employment (or, if earlier and solely for purposes of determining the Completion Bonus, the date of the Change in Control) for which such average percentage is the highest, that Executive’s actual annual bonus for a fiscal year represented as a percentage of Executive’s Base Salary for such fiscal year.

ATTACHMENT 2

Parachute Gross-Up

                (a)           In the event that Executive shall become entitled to payments and/or benefits provided by this Agreement or any other amounts in the “nature of compensation” (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership or effective control covered by Section 280G(b)(2) of the Code or any person affiliated with the Company or such person) as a result of such change in ownership or effective control (collectively the “Company Payments”), and if such Company Payments shall be subject to the tax (the “Excise Tax”) imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed by any taxing authority) the Company shall pay to Executive at the time specified in subsection (d) below an additional amount (the “Gross-up Payment”) such that the net amount retained by Executive, after deduction of any Excise Tax on the Company Payments and any U.S. federal, state, and for local income or payroll tax upon the Gross-up Payment provided for by this paragraph (a), but before deduction for any U.S. federal, state, and local income or payroll tax on the Company Payments, shall be equal to the Company Payments.

                (b)           For purposes of determining whether any of the Company Payments and Gross-up Payments (collectively the “Total Payments”) shall be subject to the Excise Tax and the amount of such Excise Tax, (x) the Total Payments shall be treated as “parachute payments” within the meaning of Section 280G(b)(2) of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Code Section 280G(b)(3) of the Code) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Company’s independent certified public accountants appointed prior to any change in ownership (as defined under Code Section 280G(b)(2)) or tax counsel selected by such accountants (the “Accountants”) such Total Payments (in whole or in part) either do not constitute “parachute payments,” represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the “base amount” or are otherwise not subject to the Excise Tax, and (y) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

                (c)           For purposes of determining the amount of the Gross-up Payment, Executive shall be deemed to pay U.S. federal income taxes at the highest marginal rate of U.S. federal income taxation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive’s residence for the calendar year in which the Company Payment is to be made, net of the maximum reduction in U.S. federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year.  In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-up Payment attributable to such reduction (plus the portion of the Gross-up Payment attributable to the Excise Tax and U.S. federal, state and local income tax imposed on the portion of the Gross-up Payment being repaid by Executive if such repayment results in a reduction in Excise Tax or a U.S. federal, state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.  Notwithstanding the foregoing, in the event any portion of the Gross-up Payment to be refunded to the Company has been paid to any U.S. federal, state and local tax authority, repayment thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to Executive, and interest payable to the Company shall not exceed the interest received or credited to Executive by such tax authority for the period it held such portion.  Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expense thereof) if Executive’s claim for refund or credit is denied.

In the event that the Excise Tax is later determined by the Accountant or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

                (d)           The Gross-up Payment or portion thereof provided for in subsection (c) above shall be paid not later than the thirtieth (30th) day following an event occurring which subjects Executive to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to Executive on such day an estimate, as determined in good faith by the Accountant, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), subject to further payments pursuant to subsection (c) hereof, as soon as the amount thereof can reasonably be determined, but in no event later than the ninetieth day after the occurrence of the event subjecting Executive to the Excise Tax.  In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

                (e)           In the event of any controversy with the Internal Revenue Service (or other taxing authority) with regard to the Excise Tax, Executive shall permit the Company to control issues related to the Excise Tax (at its expense), provided that such issues do not potentially materially adversely affect Executive, but Executive shall control any other issues.  In the event the issues are interrelated, Executive and the Company shall in good faith cooperate so as not to jeopardize resolution of either issue, but if the parties cannot agree Executive shall make the final determination with regard to the issues.  In the event of any conference with any taxing authority as to the Excise Tax or associated income taxes, Executive shall permit the representative of the Company to accompany Executive, and Executive and Executive’s representative shall cooperate with the Company and its representative.

                (f)            The Company shall be responsible for all charges of the Accountant.

                (g)           The Company and Executive shall promptly deliver to each other copies of any written communications, and summaries of any verbal communications, with any taxing authority regarding the Excise Tax covered by this Attachment 2.